Exhibit 10.1

AMENDMENT NO. 1 TO EQUITY PURCHASE AGREEMENT

This Amendment No. 1 to Equity Purchase Agreement (this “Amendment”) is entered into as of August 6, 2026, by and between Cyber Enviro-Tech, Inc., a Wyoming corporation (the “Company”), and Monroe Street Capital Partners, LP, a Delaware limited partnership (the “Investor”). The Company and the Investor are referred to collectively as the “Parties.”

RECITALS

A.  The Parties entered into that certain Equity Purchase Agreement dated as of March 17, 2026 (the “Agreement”).

B.   Section 10.14 of the Agreement provides that no provision of the Agreement may be amended or waived by the Parties from and after the date that is one (1) Trading Day immediately preceding the initial filing of the Registration Statement with the SEC.

C.  The Registration Statement has been filed and declared effective. Notwithstanding the foregoing, the Parties desire to amend the Agreement to reduce the minimum Put amount and, solely for purposes of this Amendment, to waive the restriction set forth in Section 10.14 of the Agreement.

D. The Parties are willing to execute this Amendment on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Waiver of Section 10.14 Restriction. Solely for the purpose of this Amendment and the change effected hereby, the Parties hereby irrevocably waive the restriction on amendments contained in Section 10.14 of the Agreement. This waiver is limited to the specific amendment set forth in Section 2 below and shall not constitute a waiver of Section 10.14 with respect to any other provision or any future amendment or waiver.

2.	Amendment to Section 2.1. Section 2.1 of the Agreement is hereby amended by deleting the phrase “in a minimum amount not less than $25,000.00 (calculated using the Initial Purchase Price)” and replacing it in its entirety with the following:

“in a minimum amount not less than $5,000.00 (calculated using the Initial Purchase Price)”

3.	No Other Changes. Except as expressly amended by this Amendment, all terms, conditions, covenants, representations, warranties, and provisions of the Agreement remain in full force and effect and are hereby ratified and confirmed. Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Agreement.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of law principles.

5.	Counterparts. This Amendment may be executed in counterparts (including by electronic signature or PDF), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

6.	Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, or agreements relating thereto.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

COMPANY:

CYBER ENVIRO-TECH, INC.

By: /s/ Kim D. Southworth

Name: Kim D. Southworth

Title: Chief Executive Officer

INVESTOR:

MONROE STREET CAPITAL PARTNERS, LP

By: Monroe Street Capital Partners GP, LLC, its General Partner

By: /s/ Brian Goldberg

Name: Brian Goldberg

Title: Authorized Signatory